Exhibit 99.1

Contact:	Will Davis Vice President of Investor Relations and Chief of Staff Phone: 917-519-6994 Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Second Quarter 2015 Results

Announces $150 million Investment from Pamplona Capital Management

Creates Strategic Partnership to Accelerate the Transformation of Lumos Networks to a Pure-Play Fiber Bandwidth Infrastructure Company

Delivers 2Q15 Revenue of $51 million and Adjusted EBITDA of $22.7 Million

Reiterates 2015 Revenue and Adjusted EBITDA Guidance of Approximately $202 Million and Approximately $92 Million, respectively

2Q15 Fiber to the Cell (“FTTC”) Revenue Reaches $6.8 million, up 34% Year-over-Year

Raises 2015 Enterprise Growth Target to 8-9% from 6% after posting 8.2% 2Q15 Enterprise growth

WAYNESBORO, VA – August 5, 2015 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced entry into definitive agreements providing for an investment by affiliates of Pamplona Capital Management (“Pamplona”) in the Company, forming a strategic financial partnership between the parties. Pamplona is a leading global private equity firm with offices in New York and London. Since its inception in 2005, Pamplona has raised private equity funds with over $8 billion of capital commitments and invests across a wide range of industry sectors and geographies.

The closing of the investment is scheduled to occur before the market opens on August 6, 2015, upon which affiliates of Pamplona will invest $150 million in debt securities of the Company and warrants to acquire up to 5.5 million shares of the Company’s common stock. The Company intends to allocate up to $50 million of the investment proceeds to pay down its existing senior bank debt and costs related to the transaction with the remainder of approximately $100 million expected to be allocated towards pursuing potential growth opportunities, both organic and inorganic, in order to accelerate the Company’s strategic transformation to a pure-play fiber bandwidth infrastructure company. At the closing, the Company will appoint William Pruellage, a Partner of Pamplona based in New York, and Peter Aquino, former Executive Chairman of Primus Telecommunications Group and former President and CEO of RCN Corporation, as members of the Lumos Board of Directors in accordance with the terms of Pamplona’s investment which entitle Pamplona to nominate two Board designees. No other changes to the Lumos Board of Directors are contemplated at this time.

Interest payable on the notes to be issued to Pamplona will accrue at an annual rate of 8%, paid quarterly either in cash or in kind. The warrants to be issued will entitle Pamplona to purchase up to 5.5 million shares of the Company’s common stock by net share settlement at an exercise price equal to $13.99, the closing bid price per share of the Company’s common stock prior to the announcement of the transaction on August 5, 2015. Further detail regarding the terms of the strategic investment will be disclosed in a Current Report on Form 8-K to be filed by the Company with the SEC.

“We are excited to announce our strategic financial relationship with Pamplona as it serves as validation of our operating strategy and provides significant capital runway needed to accelerate our transformation into a pure-play fiber bandwidth infrastructure provider,” said Timothy G. Biltz, President and CEO of Lumos Networks. “We are in the midst of a generational demand curve for bandwidth and our industry is aggressively consolidating. This partnership provides the capital required to capitalize on these significant opportunities. Additionally, the investment will result in adding two strong members to our Board who we believe will significantly add to our already robust Board dynamic, including by the addition of Peter Aquino who brings relevant operational and capital markets industry expertise to our Board that we believe will be invaluable in helping to accelerate our transformation and the enhancement of value for our shareholders.”

“Pamplona is thrilled to announce this strategic investment in Lumos Networks,” said William Pruellage. “We see a great opportunity for Lumos to become a significant platform company within the fiber and co-location sectors and have strong confidence that the current management team will successfully execute this transformation. We believe that our interests are very clearly aligned with those of the current shareholder base and the Lumos leadership team.”

Wells Fargo Securities, LLC acted as exclusive financial advisor to Lumos Networks and Troutman Sanders LLP provided legal representation on the transaction. RBC Capital Markets has also provided investment banking services to Lumos Networks. Jefferies LLC acted as the exclusive financial advisor to Pamplona and Skadden, Arps, Slate Meagher & Flom LLP provided legal representation.

Second Quarter 2015 Results

Total revenue in the second quarter of 2015 grew nearly 1% on a sequential basis and 1.6% from the prior year period. Total Adjusted EBITDA reached nearly $22.7 million, up nearly 1% from the first quarter of 2015 and essentially flat from the prior year period. Total Data segment revenue grew over 5% year-over-year and constituted 55% of total revenue, up from 53% in the prior year period. In aggregate, FTTC and Enterprise revenue grew nearly 17% year-over-year and constituted 64% of total data revenue, up from 58% in the prior year period.

The Company generated operating income of $9.3 million and $17.7 million for the three and six months ended June 30, 2015, respectively. Net income attributable to Lumos Networks Corp. was $3.3 million, or 14 cents per diluted share, for the second quarter of 2015 and $6.1 million, or 26 cents per diluted share, for the six months ended June 20, 2015.

“Our results in the second quarter validate that our transformation into a fiber bandwidth infrastructure provider is progressing well,” said Timothy G. Biltz, President and CEO of Lumos Networks. “We are investing in valuable fiber infrastructure, supported by long-term contracts from large Enterprise and carrier customers. FTTC revenue is on pace to achieve our target of $29 million in 2015, up 45% year-over-year. We now expect 2015 Enterprise revenue of $46 million, up 8-9% from 2014 and ahead of our prior guidance of 6% growth. Due to higher than expected TDM churn from carrier grooming, we reduce our 2015 target for total data revenue slightly from $116 million to $115 million. This implies 2015 overall data growth of 8%, which is among the industry’s fastest organic data growth rates.”

“We remain focused on completing the vast majority of our transformational network expansion project of approximately 665 miles into the Richmond and Norfolk markets by the end of 2015. This network, underpinned by a 257 FTTC site build with a major US wireless carrier, increases our Enterprise addressable market by approximately 60%, or $135 million, and significantly de-risks our business model in 2016.”

Second Quarter 2015 Highlights

•	The Company ended 2Q15 with 976 unique FTTC sites, up 69 sequentially and an increase of 45% from the prior year. Additionally, Lumos ended the second quarter with 1,307 total FTTC connections, which is in-line with our target, up 49% from the prior year. In the last year, Lumos installed 431 FTTC connections.

•	In the second quarter of 2015, the Company renewed Enterprise accounts totaling $255,000 in monthly recurring charges (“MRC”), up 60% from the prior year period. In the last six quarters, Lumos has renewed approximately 27% of the total Enterprise monthly revenue stream on long-term contracts of 3-4 years. In the first half of 2015, the Company renewed Enterprise accounts totaling nearly $18.5 million in total contract value, up 60% from the first half of 2014.

•	Lumos Networks added 145 route miles of fiber in the quarter, all of which are Company-owned, ending the quarter with 8,100 total route miles. Lumos added 44 Enterprise lit buildings in the quarter and 97 in the first half of 2015, up over 70% from the second half of 2014.

Business Outlook

For the full year 2015, the Company reiterates its financial guidance for revenue of approximately $202 million, Adjusted EBITDA of approximately $92 million and capital expenditures of approximately $112 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on August 6, 2015.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through August 21, 2015 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10069524

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 8,100 fiber route miles and over 369,000 total fiber strand miles, Lumos Networks connects 976 unique Fiber to the Cell sites, 1,307 total FTTC connections, 32 data centers, including 7 company owned co-location facilities, 1,574 on-net buildings and approximately 2,560 total on-net locations. In 2014, Lumos Networks generated over $106 million in data revenue and nearly $52 million in Adjusted EBITDA over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

About Pamplona Capital Management

Pamplona Capital Management is a New York and London based specialist investment manager established in 2005 that provides an alternative investment platform across private equity, fund of hedge funds and single manager hedge fund investments. Pamplona Capital Management manages over USD 8 billion in assets across a number of funds for a variety of clients including public pension funds, international wealth managers, multinational corporations, family offices and funds of hedge funds. Pamplona is currently managing its fourth private equity fund, Pamplona Capital Partners IV, L.P., which was raised in 2014. Pamplona invests long-term capital across the capital structure of its portfolio companies in both public and private market situations. Please see http://pamplonafunds.com for further information.

Pamplona Media Enquiries:

Temple Bar Advisory

Ed Orlebar

Phone: +44 20 7002 1510 / +44 773 872 4630

E-Mail: edo@templebaradvisory.com

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to non-controlling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will,” “scheduled” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$7,200	$14,140
Marketable securities	22,046	16,870
Restricted cash [1]	2,634	4,208
Accounts receivable, net	21,442	22,925
Other receivables	2,409	2,113
Income tax receivable	175	172
Prepaid expenses and other	5,487	4,321
Deferred income taxes	5,418	5,601

Total Current Assets	66,811	70,350

Securities and investments	1,092	914
Property, plant and equipment, net	462,198	429,451
Other Assets
Goodwill	100,297	100,297
Other intangibles, net	12,536	15,884
Deferred charges and other assets	7,059	5,718

Total Other Assets	119,892	121,899

Total Assets	$649,993	$622,614

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,462	$10,227
Accounts payable	16,020	20,257
Dividends payable	—	3,152
Advance billings and customer deposits	13,772	14,029
Accrued compensation	1,409	1,516
Accrued operating taxes	4,734	4,618
Other accrued liabilities	4,630	4,223

Total Current Liabilities	51,027	58,022

Long-Term Liabilities
Long-term debt, excluding current portion	384,732	363,156
Retirement benefits	17,441	18,257
Deferred income taxes	92,117	87,864
Other long-term liabilities	1,865	1,746
Income tax payable	89	110

Total Long-term Liabilities	496,244	471,133

Stockholders’ Equity	101,862	92,677

Noncontrolling Interests	860	782

Total Equity	102,722	93,459

Total Liabilities and Equity	$649,993	$622,614

[1]	During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Income

	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues	$50,953	$50,165	$101,448	$100,255
Operating Expenses
Network access costs	9,912	10,190	19,624	20,904
Selling, general and administrative [1]	20,269	18,487	40,103	36,419
Depreciation and amortization	11,441	11,210	23,309	21,869
Accretion of asset retirement obligations	38	30	72	57
Restructuring charges	4	—	637	—

Total Operating Expenses	41,664	39,917	83,745	79,249

Operating Income	9,289	10,248	17,703	21,006
Other Income (Expenses)
Interest expense	(3,719)	(3,812)	(7,205)	(7,786)
Gain (loss) on interest rate swap derivatives	165	(16)	247	93
Other income (expenses), net	96	170	(147)	350

Income Before Income Tax Expense	5,831	6,590	10,598	13,663
Income Tax Expense	2,438	2,711	4,447	5,689

Net Income	3,393	3,879	6,151	7,974
Net Income Attributable to Noncontrolling Interests	(44)	(33)	(78)	(66)

Net Income Attributable to Lumos Networks Corp.	$3,349	$3,846	$6,073	$7,908

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:
Earnings per share—basic	$0.15	$0.17	$0.27	$0.36
Earnings per share—diluted	$0.14	$0.17	$0.26	$0.35
Cash Dividends Declared per Share—Common Stock	$—	$0.14	$—	$0.28

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.6 million and $1.2 million for the three months ended June 30, 2015 and 2014, respectively, and $2.8 million and $2.0 million for the six months ended June 30, 2015 and 2014, respectively.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$6,151	$7,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,961	17,275
Amortization	3,348	4,594
Accretion of asset retirement obligations	72	57
Deferred income taxes	4,166	5,383
Gain on interest rate swap derivatives	(247)	(93)
Equity-based compensation expense	2,782	1,986
Amortization of debt issuance costs	822	738
Retirement benefits, net of cash contributions and distributions	(142)	(813)
Excess tax benefits from share-based compensation	—	(149)
Other	332	128
Changes in operating assets and liabilities, net	(2,251)	938

Net Cash Provided by Operating Activities	34,994	38,018

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(55,349)	(37,288)
Broadband network expansion funded by stimulus grant	(2,082)	196
Purchases of available-for-sale marketable securities	(23,356)	(12,461)
Proceeds from sale or maturity of available-for-sale marketable securities	18,045	14,174
Change in restricted cash	1,574	—
Cash reimbursement received from broadband stimulus grant	1,574	—

Net Cash Used in Investing Activities	(59,594)	(35,379)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	28,000	—
Payment of debt issuance costs	(861)	—
Principal payments on senior secured term loans	(3,945)	(1,375)
Cash dividends paid on common stock	(3,152)	(6,195)
Principal payments under capital lease obligations	(2,317)	(1,145)
Proceeds from stock option exercises and employee stock purchase plan	182	1,630
Excess tax benefits from share-based compensation	—	149
Other	(247)	(13)

Net Cash Provided by (Used in) Financing Activities	17,660	(6,949)

Decrease in cash and cash equivalents	(6,940)	(4,310)
Cash and cash equivalents:
Beginning of Period	14,140	14,114

End of Period	$7,200	$9,804

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

	Three months ended:					Six months ended:
(Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Revenue, Gross Margin and Adjusted EBITDA
Revenue
Enterprise Data	11,298	11,027	10,833	10,470	10,445	22,325	21,031
Transport	10,036	10,473	10,962	11,279	11,225	20,509	22,132
FTTC	6,755	6,267	5,515	4,739	5,037	13,022	9,681

Total Data	28,089	27,767	27,310	26,488	26,707	55,856	52,844
Residential and Small Business	17,010	17,265	17,423	17,668	18,290	34,275	36,937
RLEC Access	5,854	5,463	5,952	6,360	5,168	11,317	10,474

Total Revenue	50,953	50,495	50,685	50,516	50,165	101,448	100,255
Gross Margin
Data	85.5%	86.9%	85.5%	85.1%	85.3%	86.2%	84.7%
Residential and Small Business	65.6%	64.9%	67.0%	64.3%	65.7%	65.2%	65.3%
Adjusted EBITDA[1]
Data	12,492	12,367	12,629	12,984	13,395	24,859	26,112
Residential and Small Business	5,327	5,627	4,623	4,503	5,230	10,954	10,774
RLEC Access	4,848	4,517	4,621	5,214	4,098	9,365	8,404

Adjusted EBITDA before Curtailment Gain	22,667	22,511	21,873	22,701	22,723	45,178	45,290
Curtailment Gain[2]	—	—	567	10,207	—	—	—

Total Adjusted EBITDA	22,667	22,511	22,440	32,908	22,723	45,178	45,290
Adjusted EBITDA Margin[1]
Data	44.5%	44.5%	46.2%	49.0%	50.2%	44.5%	49.4%
Residential and Small Business	31.3%	32.6%	26.5%	25.5%	28.6%	32.0%	29.2%
RLEC Access	82.8%	82.7%	77.6%	82.0%	79.3%	82.8%	80.2%
Total Adjusted EBITDA Margin	44.5%	44.6%	44.3%	65.1%	45.3%	44.5%	45.2%
Capital Expenditures	26,125	29,224	19,949	26,863	19,171	55,349	37,288
Adjusted EBITDA less Capital Expenditures	(3,458)	(6,713)	2,491	6,045	3,552	(10,171)	8,002
Fiber Network Statistics
Fiber Route-Miles	8,100	7,955	7,822	7,645	7,548	8,100	7,548
Fiber Miles[3]	369,238	363,189	354,118	352,347	—	369,238	—
Fiber Markets	24	23	23	23	23	24	23
FTTC Unique Towers	976	907	858	708	673	976	673
FTTC Total Connections	1,307	1,236	1,153	961	876	1,307	876
On-Network Buildings	1,574	1,530	1,477	1,456	1,420	1,574	1,420
Data Centers[4]	32	31	31	28	26	32	26
R&SB Statistics
Competitive Voice Connections	79,022	81,456	83,406	85,683	88,941	79,022	88,941
Video Subscribers	5,516	5,472	5,352	5,309	5,155	5,516	5,155
Fiber-to-the-Premise Broadband Connections	6,807	6,602	6,358	6,119	5,906	6,807	5,906
Premises Passed by Fiber[5]	18,983	18,142	17,461	17,102	16,631	18,983	16,631
RLEC Access Lines	26,276	26,746	27,257	27,716	28,081	26,276	28,081

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
[2]	The Company recorded a gain totaling $10.8 million in the second half of 2014 related to the curtailment of medical benefits under the Company’s postretirement plan, which was not allocated to the operating segments.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 46 fibers per route as of June 30, 2015) and are based on the results of the Company’s conversion of its fiber records to a centralized fiber management system in the third quarter of 2014.
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of June 30, 2015 were residential.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2015	2014
For The Three Months Ended June 30,
Net Income Attributable to Lumos Networks Corp.	$3,349	$3,846
Net Income Attributable to Noncontrolling Interests	44	33

Net Income	3,393	3,879
Income tax expense	2,438	2,711
Interest expense	3,719	3,812
(Gain) loss on interest rate swap derivatives	(165)	16
Other income, net	(96)	(170)

Operating Income	9,289	10,248
Depreciation and amortization and accretion of asset retirement obligations	11,479	11,240
Amortization of actuarial losses	338	64
Equity-based compensation	1,557	1,152
Restructuring charges	4	—
Employee separation charges	—	19

Adjusted EBITDA	$22,667	$22,723

Adjusted EBITDA Margin	44.5%	45.3%

For The Six Months Ended June 30,
Net Income Attributable to Lumos Networks Corp.	$6,073	$7,908
Net Income Attributable to Noncontrolling Interests	78	66

Net Income	6,151	7,974
Income tax expense	4,447	5,689
Interest expense	7,205	7,786
Gain on interest rate swap derivatives	(247)	(93)
Other expense (income), net	147	(350)

Operating Income	17,703	21,006
Depreciation and amortization and accretion of asset retirement obligations	23,381	21,926
Amortization of actuarial losses	675	128
Equity-based compensation	2,782	1,986
Restructuring charges	637	—
Employee separation charges	—	244

Adjusted EBITDA	$45,178	$45,290

Adjusted EBITDA Margin	44.5%	45.2%

Lumos Networks Corp.

Business Outlook 1 (as of August 5, 2015)

(In millions)	2015 Annual Guidance [1]
Operating Revenues	approximately $202
Adjusted EBITDA	approximately $92
Capital Expenditures	approximately $112
Cash, Cash Equivalents and Marketable Securities (at end of period)[2]	approximately $5
Reconciliation of Net Income to Adjusted EBITDA:
Net Income	approximately $12
Income tax expense	approximately $8
Interest expense	approximately $15

Operating Income	approximately $35
Depreciation and amortization	approximately $50
Equity-based compensation charges	approximately$6
Amortization of actuarial losses	approximately $1

Adjusted EBITDA	approximately $92

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. second quarter 2015 earnings release dated August 5, 2015.
[2]	Exclusive of proceeds from Pamplona investment transaction described on Page 1 of this release.